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                                                                     EXHIBIT 5.1

                                September 11, 2003



Western Wireless Corporation
3650 131st Avenue SE, Suite 400
Bellevue, WA 98006

      Re:   Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Western Wireless Corporation, a Washington corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission of a Registration Statement on Form S-3 (the "Registration Statement") registering for resale by certain selling security holders named in the Registration Statement $115,000,000 in aggregate principal amount of its 4.625% Convertible Subordinated Notes due 2023 (the "Notes") and such indeterminate number of shares of its Class A Common Stock, without par value, issuable upon conversion of such Notes. The Notes were issued under an indenture (the "Indenture") dated as of June 11, 2003 between the Company and The Bank of New York (the "Trustee").

We have reviewed the corporate action of the Company in connection with the foregoing and have examined such documents, corporate records, and other instruments as we have deemed necessary for the purposes of this opinion. In such examination, we have assumed (i) the authenticity of original documents and the genuineness of all signatures, (ii) the conformity to the originals of all documents submitted to us as copies and (iii) the truth, accuracy, and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed. We have also assumed that (a) the Indenture has been duly authorized, executed and delivered by the Trustee and constitutes the valid and legally binding obligation of the Trustee and (b) the Notes have been duly authenticated by the Trustee.

Based upon the foregoing, and subject to the qualifications and limitations stated herein and in the opinion of Preston Gates & Ellis LLP, upon which we are relying as described below, we are of the opinion that the Notes constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms (subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting creditors' rights generally from time to time in effect and subject to general principles of equity, regardless of whether such is considered in a proceeding in equity or at law).
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The opinions expressed herein are limited solely to the laws of the State of New
York and United States federal laws. With respect to matters governed by the laws of the State of Washington, we have relied, without any investigation, solely on the opinion of the firm Preston Gates & Ellis LLP, dated today, a copy of which is being filed as Exhibit 5.2 to the Registration Statement. We express no opinion as to any matter other than expressly set forth above, and no other opinion is intended to be implied or inferred herefrom. The opinions expressed herein are opinions of legal matters and not factual matters. Our opinions are given as of the date hereof, and we undertake no obligation and hereby disclaim any obligation to advise upon of any change in law, facts or circumstances, occurring after the date hereof except in any additional or supplemental opinions that we may render with respect to the Notes.

We hereby consent to reliance by Preston Gates & Ellis LLP on the opinions set forth herein as though addressed to them.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and any amendment thereto, including any and all post-effective amendments and any registration statement relating to the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, and to the reference to our firm in the Prospectus of the Registration Statement under the heading "Legal Matters." In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

                                    Very truly yours,



                                    /s/ Friedman Kaplan Seiler & Adelman LLP